                                                                    EXHIBIT 10.2


                                                             [EXECUTION VERSION]


                           LOAN AND SECURITY AGREEMENT

                                 by and between

                         CONGRESS FINANCIAL CORPORATION

                                    as Lender

                                       and

                           GOLDEN EAGLE LEASING, INC.

                                   as Borrower




                             Dated: August 28, 2001
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                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
SECTION 1. DEFINITIONS .......................................................................          1

SECTION 2. LOANS .............................................................................         15

SECTION 3. INTEREST AND FEES .................................................................         17
            3.1  Interest ....................................................................         17
            3.2  Closing Fee .................................................................         18
            3.3  Syndication Fee .............................................................         18
            3.4  Servicing Fee ...............................................................         18
            3.5  Unused Line Fee .............................................................         18
            3.6  Changes in Laws and Increased Costs of Loans ................................         18

SECTION 4. CONDITIONS PRECEDENT ..............................................................         19
            4.1  Conditions Precedent to First Loan ..........................................         19
            4.2  Conditions Precedent to All Loans ...........................................         22

SECTION 5. GRANT OF SECURITY INTEREST ........................................................         24
            5.1  Collateral ..................................................................         24
            5.2  Additional Collateral Leases ................................................         25
            5.3  Reassigned Additional Collateral Leases .....................................         25
            5.4  Perfection of Security Interests ............................................         25

SECTION 6. COLLECTION AND ADMINISTRATION .....................................................         28
            6.1  Borrower's Loan Account .....................................................         28
            6.2  Statements ..................................................................         28
            6.3  Collection of Lease Receivables and Other Collateral ........................         28
            6.4  Payments ....................................................................         30
            6.5  Authorization to Make Loans .................................................         30
            6.6  Use of Proceeds .............................................................         31

SECTION 7. COLLATERAL REPORTING AND COVENANTS ................................................         31
            7.1  Collateral Reporting ........................................................         31
            7.2  Assigned Lease Covenants ....................................................         31
            7.3  Inventory Covenants .........................................................         33
            7.4  Power of Attorney ...........................................................         33
            7.5  Right to Cure ...............................................................         33
            7.6  Access to Premises ..........................................................         34


                                       (i)

SECTION 8. REPRESENTATIONS AND WARRANTIES ....................................................         34
            8.1  Corporate Existence, Power and Authority; Subsidiaries ......................         34
            8.2  Name; State of Organization; Chief Executive Office; Collateral Locations ...         35
            8.3  Financial Statements; No Material Adverse Change ............................         35
            8.4  Chief Executive Office; Collateral Locations ................................         35
            8.5  Priority of Liens; Title to Properties ......................................         35
            8.6  Tax Returns .................................................................         36
            8.7  Litigation ..................................................................         36
            8.8  Compliance with Other Agreements and Applicable Laws ........................         36
            8.9  Assigned Leases .............................................................         36
            8.10  Employee Benefits ..........................................................         37
            8.11  Bank Accounts ..............................................................         38
            8.12  Intellectual Property ......................................................         38
            8.13  Capitalization .............................................................         38
            8.14  Labor Disputes .............................................................         39
            8.15  Corporate Name; Prior Transactions .........................................         39
            8.16  Restrictions on Subsidiaries ...............................................         39
            8.17  Material Contracts .........................................................         39
            8.18  Payable Practices ..........................................................         40
            8.19  Accuracy and Completeness of Information ...................................         40
            8.20  Survival of Warranties; Cumulative .........................................         40

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS ................................................         40
            9.1  Maintenance of Existence ....................................................         40
            9.2  New Collateral Locations ....................................................         41
            9.3  Compliance with Laws, Regulations, Etc ......................................         41
            9.4  Payment of Taxes and Claims .................................................         41
            9.5  Insurance ...................................................................         41
            9.6  Financial Statements and Other Information ..................................         42
            9.7  Sale of Assets, Consolidation, Merger, Dissolution, Etc. ....................         43
            9.8  Encumbrances ................................................................         44
            9.9  Indebtedness ................................................................         44
            9.10  Loans, Investments, Guarantees, Etc. .......................................         45
            9.11  Dividends and Redemptions ..................................................         46
            9.12  Transactions with Affiliates ...............................................         47
            9.13  Additional Bank Accounts ...................................................         47
            9.14  Compliance with ERISA ......................................................         47
            9.15  End of Fiscal Years: Fiscal Quarters .......................................         47


                                      (ii)

            9.17  Limitation of Restrictions Affecting Subsidiaries ..........................         48
            9.18  Costs and Expenses .........................................................         48
            9.19  Further Assurances .........................................................         48
            9.21  Adjusted Tangible Net Worth ................................................         49

SECTION 10. EVENTS OF DEFAULT AND REMEDIES ...................................................         49
            10.1  Events of Default ..........................................................         49
            10.2  Remedies ...................................................................         51

SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW .....................         54
            11.1  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver ......         54
            11.2  Waiver of Notices ..........................................................         55
            11.3  Amendments and Waivers .....................................................         56
            11.4  Waiver of Counterclaims ....................................................         56
            11.5  Indemnification ............................................................         56

SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS .................................................         56
            12.1  Term .......................................................................         56
            12.2  Interpretative Provisions ..................................................         58
            12.3  Notices ....................................................................         60
            12.4  Partial Invalidity .........................................................         60
            12.5  Successors .................................................................         60
            12.6  Entire Agreement ...........................................................         60


                                      (iii)

                                    INDEX TO
                             EXHIBITS AND SCHEDULES


Exhibit A               Form of Assignment

Exhibit B               Form of Reassignment

Exhibit C               Information Certificate

Exhibit D               Form of Waiver, Disclaimer and Release Agreement

Exhibit E               Software License Agreement

Schedule 4.2            UCC-3 Amendments

Schedule 5.1(a)         Borrowing Base Leases

Schedule 5.1(b)         Additional Collateral Leases

Schedule 7.1(a)(i)      Form of Summary of Cumulative Assigned Leases in Bi-
                          Weekly Servicer Report (ACH Activity)

Schedule 7.1(a)(ii)     Form of Summary of Cumulative Assigned Leases in Bi-
                          Weekly Servicer Report (ACH Reconciliation)

Schedule 7.1(a)(iii)    Form of Schedule of Individual Assigned Leases in Bi-
                          Weekly Servicer Report

Schedule 8.5            Permitted Liens

Schedule 8.11           Bank Accounts

Schedule 8.12           Intellectual Property

Schedule 8.17           Material Contracts

Schedule 9.10(f)        Existing Loans, Advances and Guarantees


                                      (iv)

                           LOAN AND SECURITY AGREEMENT


      This Loan and Security Agreement dated August 28, 2001 is entered into by and between Congress Financial Corporation, a Delaware corporation ("Lender") and Golden Eagle Leasing Inc., an Arizona corporation ("Borrower").


                              W I T N E S S E T H:


      WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans to Borrower; and

      WHEREAS, Lender is willing to make such loans on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1. DEFINITIONS

      For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

      1.1 "ACH Charges Schedule" shall have the meaning set forth in Section 7.1 hereof.

      1.2 "Additional Collateral Leases" shall mean, individually and collectively, Leases (including Replacement Additional Collateral Leases) which are described on Schedule 5.1(b) hereof or which are now or hereafter specifically assigned by Borrower to Lender under a separate Assignment executed by Borrower and delivered to Lender, which contains the completed information for each of such Leases as set forth on the Schedule of Assigned Leases attached to such Assignment and which designates such Leases as Additional Collateral Leases, but shall not include Reassigned Additional Collateral Leases.

      1.3 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

      1.4 "Adjusted Tangible Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its Subsidiaries, calculating the book value of Inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals).

      1.5 "Affiliate" shall mean, with respect to a specified Person, any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person; (b) which beneficially owns or holds five (5%) percent or more of any class of the voting stock or other equity interest of such specified person; or
(c) of which five (5%) percent or more of the voting stock or other equity interest is beneficially owned or held by such specified person or a Subsidiary of such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any specified person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting stock, by agreement or otherwise.

      1.6 "Approved Financing Transaction" shall mean any financing transaction in form and substance acceptable to Lender in its good faith discretion in which Borrower transfers, pledges or assigns as security any right, title or interest in any Leases.

      1.7 "Assigned Leases" shall mean, individually and collectively, the Additional Collateral Leases and Borrowing Base Leases.

      1.8 "Assignments" shall mean, individually and collectively, the assignments now and hereafter executed by Borrower and delivered to Lender of Additional Collateral Leases and Borrowing Base Leases, substantially in the form of the Assignment set forth in Exhibit A hereto.

      1.9 "Bi-Weekly Servicer Report" shall have the meaning set forth in
Section 7.1 hereof.

      1.10 "Borrowing Base Lease Pool" shall mean a group of Borrowing Base Leases (but which shall not include Additional Collateral Leases or Replacement Borrowing Base Leases) assigned to Lender by Borrower on any single date and based upon which Lender makes a loan to Borrower pursuant to Section 2(a)(i) hereof.


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
      1.11 "Borrowing Base Leases" shall mean, individually and collectively, Leases (including Replacement Borrowing Base Leases) which are described on
Schedule 5.1(a) hereto, as amended, or which are now or hereafter specifically assigned by Borrower to Lender under a separate Assignment executed by Borrower and delivered to Lender, which contains the completed information for each of such Leases as set forth in the Schedule annexed to such Assignment and which have not been designated by Borrower as an Additional Collateral Lease, but shall not include Reassigned Borrowing Base Leases, unless such Reassigned Borrowing Base Leases are subsequently assigned by Borrower to Lender in compliance with the terms set forth in this Section 1.11 and the other terms of this Agreement relating to Borrowing Base Leases.

      1.12 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

      1.13 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

      1.14 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

      1.15 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America of any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of

America or issued by any governmental agency thereof and backed by the full faith and credit to the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

      1.16 "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Borrower to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (b) the liquidation or dissolution of Borrower or the adoption of a plan by the stockholders of Borrower relating to the dissolution or liquidation of Borrower; (c) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of Borrower, as the case may be, was approved by a vote of at least sixty-six and two-thirds (66 2/3%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower then still in office; or (d) the failure of the Permitted Holders to own one hundred (100%) percent of the voting power of the total outstanding Voting Stock of Borrower.

      1.17 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.18 "Collateral" shall have the meaning set forth in Section 5.1 hereof.

      1.19 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to Borrower, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender's rights and remedies and otherwise deal with such Collateral and in the case of any person who at any time has custody, control or possession of any bills of lading or other documents of title, agrees to hold such bills of lading or other documents as bailee for Lender and to follow all instructions of Lender with respect thereto.

      1.20 "Collecting Bank" shall mean Webster Bank or any replacement bank, acceptable to Lender, where the Collection Account has been established.

      1.21 "Collection Account" shall have the meaning set forth in Section 6.3 hereof.

      1.22 "Collection Date" shall mean the date in each month specified on which Borrower directs that an automated clearinghouse debit be initiated by the Collecting Bank against the bank account of a Lessee obligated on an Assigned Lease for the purpose of effecting payment of the monthly Lease Receivable owed to Borrower by such Lessee under such Assigned Lease.

      1.23 "Credit Rating Deficiency Amount" shall mean at, any applicable time with respect to Eligible Lease Receivables outstanding at such time, any of the following: (A) the amount (if any) by which the aggregate amount of all Eligible Lease Receivables at such time actually owed by Lessees having a Credit Rating of A or B is less than the minimum Required Credit Rating Amount for Lessees having a Credit Rating of A or B set forth in Section 1.79 hereof, (b) the amount (if any) by which the aggregate amount of all Eligible Lease Receivables actually owed by Lessees having a Credit Rating of A, B or C is less than the minimum Required Credit Rating Amount for Lessees having a Credit Rating of A, B, or C set forth in Section 1.79 hereof, or (c) the amount (if any) by which the aggregate amount of all Eligible Lease Receivables actually owed by Lessees having a Credit Rating of D is greater than the Required Credit Rating Amount for Lessees having a Credit Rating of D set forth in Section 1.79 hereof.

      1.24 "Credit Rating" shall mean the most recent credit rating of A, B, C or D assigned by Borrower to the Lessee obligated on a Borrowing Base Lease, provided, that, the underwriting criteria used by Borrower to determine such credit ratings shall be acceptable to Lender, in its determination.

      1.25 "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, by and among Lender, Borrower and Webster Bank or any other bank at which any deposit account of Borrower is at any time maintained and into which proceeds from any of the Collateral is deposited.

      1.26 "Eligible Additional Collateral Leases" shall mean Additional Collateral Leases (a) which are not Ineligible Assigned Leases, (b) as to which the Lease Receivables owed thereunder are due and payable in equal consecutive monthly installments and one (1) of such monthly installments is due and payable within one (1) month after the assignment by Borrower of such Lease to Lender and (c) which comply with all representations and warranties set forth herein with respect to Assigned Leases.

      1.27 "Eligible Borrowing Base Leases" shall mean Borrowing Base Leases (a) which are not Ineligible Assigned Leases, (b) as to which the Lease Receivables owed thereunder are due and payable in equal consecutive monthly installments and one (1) of such monthly installments is due and payable within one (1) month after the assignment by Borrower of such Lease to Lender and (c) which comply with all representations and warranties set forth herein with respect to Assigned Leases.

      1.28 "Eligible Lease Receivables" shall mean at any applicable time, Lease Receivables owed, as applicable, pursuant to an Eligible Borrowing Base Lease or Eligible Additional Collateral Lease.

      1.29 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

      1.30 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

      1.31 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

      1.32 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

      1.33 "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which Borrower or any of its Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan or Multiemployer Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; and (j) any other event or condition with respect to a Plan or Multiemployer Plan or any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of Borrower.

      1.34 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

      1.35 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

      1.36 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

      1.37 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

      1.38 "Existing Lenders" all existing lenders of Borrower other than Lender.

      1.39 "Financing Agreements" shall mean, collectively, this Agreement and all Assignments, notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement.

      1.40 "Foothill Agreements" shall mean, collectively, the Loan and Security Agreement, dated July 31, 2001, by and between Guarantor, and certain of its subsidiaries (exclusive of Borrower), as borrowers, Foothill Capital Corporation, as Agent, and the lenders signatories thereto, and all agreements, documents and instruments at any time executed and/or delivered by Guarantor or any other person with, to or in favor of Foothill Capital Corporation in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.41 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied.

      1.42 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      1.43 "Guarantor" shall mean Hypercom Corporation, an Arizona corporation.

      1.44 "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition;
(e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; and (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time.

      1.45 "Ineligible Assigned Leases" shall mean Assigned Leases (a) as to which the Lessee obligated thereon is delinquent in payment of two (2) consecutive scheduled payments (including the basic monthly lease payment and loss and damage waiver payment) due thereunder or (b) as to which any scheduled lease payment is not paid within seventy-five (75) days after the original due date thereof or (c) which does not comply with all of the representations and warranties set forth herein with respect to Assigned Leases.

      1.46 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit C hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

      1.47 "Intellectual Property" shall mean Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registrations and contract rights relating to computer software programs, in whatever form created or maintained.

      1.48 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

      1.49 "Interest Rate" shall mean, as to Prime Rate Loans, a rate equal to three-quarters (3/4%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of three (3%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower); provided, that,

            (a) the Interest Rate shall mean as to Prime Rate Loans, one-half of one (1/2%) percent per annum in excess of the Prime Rate and as to Eurodollar Rate Loans, the rate of two and three-quarters (2 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate, effective on the first day of the month after each of the following conditions is satisfied as determined in good faith by Lender: (i) the Pre-Tax Net Income of Borrower for the immediately preceding fiscal year (commencing with the fiscal year ending on December 31, 2002) as set forth in the audited financial statements of Borrower for such fiscal year delivered to Lender, together with the unqualified opinion of the independent certified accountants, in accordance with Section 9.6 hereof shall exceed $500,000 and (ii) no Event of Default or act, condition or event which with notice or passage of time would constitute an Event of Default shall exist or have occurred and be continuing; and

            (b) notwithstanding anything to the contrary contained herein, the Interest Rate shall mean the rate of two and three-quarters (2 3/4%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of five (5%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (c) either (i) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (ii) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined in good faith by Lender and (d) on the Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

      1.50 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired goods which are the subject of or leased pursuant to an Assigned Lease.

      1.51 "Lease" shall mean a written lease between Borrower, as original lessor, or as assignee of the original lessor, and a Lessee, as lessee, arising from the actual and bona fide delivery of goods and lease thereof by Borrower to such Lessee for the period specified in such Lease.

      1.52 "Lease Bailee" shall mean First Union National Bank and its successors and assigns.

      1.53 "Lease Bailment Agreement" shall have the meaning ascribed thereto in
Section 4.1(f) hereof.

      1.54 "Lease Receivables" shall mean, as to Assigned Leases the aggregate amount equal to (a) the product of (i) the scheduled monthly lease payment consisting of the fixed and unconditional monthly rental payment, but exclusive of loss and damage waiver fees, sales, use and similar taxes and other charges, owed by a Lessee to Borrower pursuant to the terms of an Assigned Lease between Borrower and such Lessee for which Borrower has not received payment thereof (including any rental and loss and damage waiver payments made prior to the due date thereof) from or on behalf of such Lessee, multiplied by (ii) the number of months (but not to exceed forty-eight (48) months from the commencement date of such Assigned Lease except that, up to five (5%) percent of the Assigned Leases in any Borrowing Lease Pool may be for fixed terms not in excess of sixty (60) months) remaining in the fixed term of such Lease, minus (b) any security deposits, if any, received by Borrower from or on behalf of such Lessee.

      1.55 "Lessee" shall mean a Person who is a retail or service merchant and who is the lessee pursuant to a Lease.

      1.56 "Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower as set forth in Section 2(a) hereof.

      1.57 "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of Borrower involving monetary liability of or to any Person in an amount in excess of $1,000,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations or prospects of Borrower or the validity or enforceability of this Agreement, any of the other Financing Agreements, or any of the rights and remedies of Lender hereunder or thereunder.

      1.58 "Maximum Credit" shall mean the amount of $10,000,000, provided, that, if Lender is able to participate $10,000,000 of the Maximum Credit with financial institutions acceptable to Lender in amounts and on terms acceptable to Lender, the Maximum Credit, upon Lender's written notice to Borrower, shall be increased to $20,000,000.

      1.59 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Borrower or any ERISA Affiliate.

      1.60 "Obligations" shall mean any and all Loans and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

      1.61 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

      1.62 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

      1.63 "Permitted Holders" shall mean Guarantor.

      1.64 "Person" or "person" shall mean any individual, sole proprietorship, partnership, limited liability company, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

      1.65 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

      1.66 "Pre-Tax Net Income" shall mean, with respect to any Person, for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary or one-time gains) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and before deducting the Provision for Taxes for such period, all as determined in accordance with GAAP, provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to Borrower or a wholly-owned Subsidiary of such person; (b) the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded; and (c) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to Borrower or to any other wholly-owned Subsidiary of Borrower is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule of government regulation applicable to such wholly-owned Subsidiary shall be excluded.

      1.67 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

      1.68 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

      1.69 "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State or local, and whether foreign or domestic, that are paid or payable by any Person and its Subsidiaries in respect of such fiscal year on a consolidated basis in accordance with GAAP.

      1.70 "Reassigned Additional Collateral Leases" shall have the meaning ascribed to such term in Section 5.2 hereof.

      1.71 "Reassigned Borrowing Base Leases" shall have the meaning ascribed to such term in Section 2(b) hereof.

      1.72 "Reassigned Leases" shall mean, individually and collectively, the Reassigned Additional Collateral Leases and the Reassigned Borrowing Base Leases.

      1.73 "Receivables" shall mean: (a) all Lease Receivables; (b) all amounts at any time payable to Borrower in respect of the sale or other disposition by Borrower of any Lease Receivable, Assigned Lease or other obligation for the payment of money relating to a Lease Receivable or an Assigned Lease; (c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Lease Receivable and/or Assigned Lease; (d) all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to Borrower or otherwise in favor of or delivered to Borrower in connection with any Lease Receivable; or (e) all other contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by Borrower or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of Borrower) or otherwise associated with any Lease Receivable, Assigned Lease, Inventory, or Equipment of Borrower relating to a Lease Receivable or an Assigned Lease.

      1.74 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Lessee obligated on an Assigned Lease, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

      1.75 "Reference Bank" shall mean First Union National Bank, or such other bank as Lender may from time to time designate.

      1.76 "Renewal Date" shall have the meaning set forth in Section 12.1 hereof.

      1.77 "Replacement Additional Collateral Leases" shall have the meaning ascribed to such term in Section 5.2 hereof.

      1.78 "Replacement Borrowing Base Leases" shall have the meaning ascribed to such term in Section 2(b) hereof.

      1.79 "Required Credit Rating Amount" shall mean, with respect to the aggregate amount of all Eligible Lease Receivables in respect of Eligible Borrowing Base Leases outstanding at any time shall be as follows: (a) at least fifty-five (55%) percent or more of the aggregate amount of Eligible Lease Receivables shall be owed by Lessees having a Credit Rating of A or B at such time; (b) at least seventy-five (75%) percent or more of the aggregate amount of Eligible Lease Receivables outstanding at such time shall be owed by Lessees having a Credit Rating of A, B, or C at such time, and (c) no more than twenty-five (25%) percent of the aggregate amount of Eligible Lease Receivables outstanding at such time shall be owed by Lessees having a Credit Rating of D at such time.

      1.80 "Reserves" shall mean as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Loans which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor or
(iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or
(c) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default. Without limiting any other rights or remedies of Lender hereunder or in the other Financing Agreements with respect to the establishment of Reserves or otherwise, Lender may establish and revise Reserves to reflect delinquent payments of Lease Receivables by Lessees in respect of any Assigned Leases. To the extent Lender may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Lease Receivables so as to address any circumstances, condition, event or contingency in a manner satisfactory to Lender, Lender shall not establish a Reserve for the same purpose. The amount of any Reserve established by Lender shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Lender in good faith.

      1.81 "Securitization" shall mean a single related transaction (which transaction shall be on a non-recourse basis to Borrower, other than contingent obligations arising out of a breach of representations and warranties or a breach of servicer obligations thereunder) in which (a) Borrower sells and assigns all of its right, title and interest in a designated pool of Assigned Leases having an aggregate unpaid amount of Lease Receivables of not less than the entire amount of the outstanding Loans at such time together with the leased goods thereunder, to a bankruptcy remote purchaser or other third party which is not an Affiliate of the Borrower, and (b) concurrently therewith, Lender receives a mutually agreed amount for the discharge and release of its security interest and assignment of such Assigned Leases and goods.

      1.82 "Software License Agreement" shall mean a Software License Agreement, in the form annexed hereto as Exhibit E.

      1.83 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

      1.84 "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Lender may otherwise determine).

      1.85 "Working Capital" shall mean as to any Person, at any time, in accordance with GAAP, on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all current assets of such Person and its Subsidiaries (as determined in accordance with GAAP), calculating the book value of Inventory for this purpose on a first-in-first-out basis, and (b) all current liabilities of such Person and its Subsidiaries (as determined in accordance with GAAP), provided, that, as to Borrower, for purposes of Section 9.19, the liabilities of Borrower and its Subsidiaries to Lender under this Agreement and the liabilities of Borrower and its Subsidiaries to Guarantor shall not be considered current liabilities (whether or not classified as current liabilities in accordance with GAAP).

SECTION 2. LOANS

            (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make loans to Borrower from time to time requested by Borrower of (i) a single loan of not less than $650,000, based on each Borrowing Base Lease Pool and in an amount not to exceed sixty-five (65%) percent of the aggregate amount of the Eligible Lease Receivables for the Eligible Borrowing Base Leases included in such Borrowing Base Lease Pool less any Reserves plus
(ii) additional loans within three (3) Business Days after Lender has received in the Payment Account (as hereinafter defined) ninety-five (95%) percent of all funds received or deposited into the Collection Account in accordance with the provisions of Section 6.3(a)(ii) hereof. Such additional loans will be in an amount not greater than ninety-five (95%) percent of the sum of loss and damage waiver fees, sales, use and similar taxes and other charges deposited in the Collection Account and shown on the ACH Charges Schedule.

            (b) Except in Lender's good faith discretion, the aggregate amount of the Loans outstanding at any time shall not exceed (i) sixty-five (65%) percent of the then aggregate remaining amount of unpaid Lease Receivables for all Eligible Borrowing Base Leases or (ii) the Maximum Credit. At any time that the aggregate amount of the outstanding Loans exceeds sixty-five (65%) percent of the then aggregate remaining amount of unpaid Lease Receivables owed under all Eligible Borrowing Base Leases or the Maximum Credit, as applicable, Lender shall not be obligated to make any additional Loans and such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions. For purposes of calculating the "aggregate remaining amount of unpaid Lease Receivables owed under all Eligible Borrowing Base Leases" (or similar language) there shall be deducted from such amount any Credit Rating Deficiency Amount which then exists. To the extent that the aggregate outstanding Loans either exceeds sixty-five (65%) of the remaining aggregate amount of unpaid Lease Receivables owed under all Eligible Borrowing Base Leases as a result of such deduction for a Credit Rating Deficiency Amount, within five (5) days after written notice by Lender to Borrower of such excess, Borrower shall either (A) assign additional Eligible Borrowing Base Leases to Lender, not previously assigned by Borrower to Lender unless such additional Leases had been previously reassigned by Lender to Borrower (individually and collectively, the "Replacement Borrowing Base Leases"), as to which remaining aggregate amount of unpaid Eligible Lease Receivables owed thereunder is not less than one hundred fifty-four (154%) percent of the amount of such excess or (B) repay to Lender the entire amount of such excess. If the outstanding Loans exceed the Maximum Credit, Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess for which payment is demanded. If a previously Eligible Borrowing Base Lease shall at any time be deemed an Ineligible Borrowing Base Lease, within five (5) days of written notice by Lender to Borrower of same, Borrower shall either deliver a Replacement Borrowing Base Lease or deposit cash collateral with Lender pursuant to a cash collateral agreement between Borrower and Lender in form and substance satisfactory to Lender, in an amount equal to sixty-five (65%) percent of the remaining unpaid rentals under such Borrowing Base Lease. No Loans will be made by Lender with respect to Replacement Borrowing Base Leases or Additional Collateral Leases. Borrower shall assign such Replacement Borrowing Base Leases to Lender by a separate Assignment without inclusion therein of any other types of Assigned Leases. At the request of Borrower, if no Event of Default or condition or event which, with notice or the passage of time or both, would constitute an Event of Default then exists or would result therefrom, after the assignment of such Replacement Borrowing Base Leases to Lender by Borrower, Lender will reassign all Borrowing Base Leases which are Ineligible Assigned Leases to Borrower without representations, warranties or recourse other than a representation that Lender has not created any lien, security interest or encumbrance thereon (individually and collectively, with the Borrowing Base Leases reassigned by Lender to Borrower pursuant to clause
(c) of this Section 2, the "Reassigned Borrowing Base Leases") pursuant to an Assignment substantially in the form of Exhibit B hereto.

            (c) Borrower shall have the right to prepay the outstanding Loans in whole or in part, without premium or penalty (except in connection with the termination of the Financing Agreements provided in Section 12.1(c) hereof) in accordance with Section 2(d) hereof at any time or from time to time, but each such prepayment shall be in the amount of not less than the outstanding Loans.

            (d) In the event there are either (i) no Loans outstanding for at least thirty (30) consecutive days or (ii) Borrower notifies Lender that it intends to close a Securitization, Approved Financing Transaction and/or a sale to a third party which is not an Affiliate of the Borrower (in each case on a non-recourse basis to Borrower, other than contingent obligations arising out of a breach of representations and warranties or a breach of servicer obligations thereunder) and repay all of the outstanding Loans with the proceeds of such Securitization, Approved Financing Transaction or sale, then Lender shall upon written request of Borrower received no later than five (5) Business Days prior to the closing of any such Securitization, Approved Financing Transaction or sale, reassign to Borrower all Borrowing Base Leases and Additional Collateral Leases then being held by Lender as Collateral and will, at Borrower's expense, (A) reassign to Borrower (without representations, warranties or recourse other than a representation that Lender has not created any lien, security interest or encumbrance thereon) such Borrowing Base Leases and Additional Collateral Leases, (B) deliver to Borrower executed UCC-3 Partial Releases with respect to the Collateral relating to such Reassigned Borrowing Base Leases which refer to the UCC-1 financing statements relating to such Reassigned Borrowing Base Leases naming Borrower, as debtor, and Lender, as secured party, filed with respect thereto in the office of the Arizona Secretary of State, and (c) direct the Lease Bailee to deliver the original executed copies of such Reassigned Borrowing Base Leases pursuant to the instructions of Borrower. Notwithstanding any such prepayment, this Agreement shall continue in full force and effect in accordance with its terms; provided, that, once all Additional Collateral Leases have been released, no Loans shall be made hereunder unless, in addition to satisfaction of each of the other conditions precedent set forth in Section 4 hereof, Section 4.2(b) hereof is satisfied with respect to each such Loan.


SECTION 3. INTEREST AND FEES

      3.1 Interest.

            (a) Borrower shall pay to Lender interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

            (b) Borrower may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower shall not exceed the amount equal to eighty (80%) percent of the lowest principal amount of the Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of

Lender to make such Loans), and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

            (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

            (d) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

      3.2 Closing Fee. Borrower shall pay to Lender as a non-refundable closing fee the amount of $150,000, which shall be fully earned and payable as of the date hereof.

      3.3 Syndication Fee. Borrower shall pay to Lender a non-refundable syndication fee in the amount of $50,000, which shall be fully earned and payable on the date hereof, whether or not Lender's syndication efforts are successful.

      3.4 Servicing Fee. Borrower shall pay to Lender monthly a servicing fee in an amount equal to $2,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

      3.5 Unused Line Fee. Borrower shall pay to Lender monthly an unused line fee at a rate equal to three-eighths (3/8%) percent per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Loans during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

      3.6 Changes in Laws and Increased Costs of Loans.

            (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant with Lender to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

            (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of Collateral, Borrower shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

SECTION 4. CONDITIONS PRECEDENT

      4.1 Conditions Precedent to First Loan. Each of the following is a condition precedent to Lender making the first Loan to Borrower hereunder:

            (a) Lender shall have received an Assignment of Additional Collateral Leases, which Assignment shall not include therein any other types of Assigned Leases, having aggregate unpaid Eligible Lease Receivables equal to the greater of (i) twenty-five (25%) percent of the amount of the initial Loan to be made hereunder or (ii) $500,000 with at least one monthly payment having been made thereunder and with none of such payments being past due as of the date of such Assignment;

            (b) Lender shall have received an Assignment of the Eligible Borrowing Base Leases included in the first Borrowing Base Lease Pool concurrently with or prior to the initial Loan being made with respect thereto pursuant to Section 2(a)(i) hereof;

            (c) Lender shall have received UCC-1 financing statements naming Borrower, as debtor, and Lender, as secured party, executed by Borrower and filed in the State of Arizona and UCC search results, performed by a search company acceptable to Lender, in the appropriate filing offices evidencing that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof;

            (d) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

            (e) no material adverse change shall have occurred in the assets, business or prospects of Borrower since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

            (f) Lender shall have received, in form and substance satisfactory to Lender, an agreement among Lender, Borrower and the Lease Bailee (the "Lease Bailment Agreement") agreeing that (i) the Lease Bailee shall receive possession of the original signed copy of each of the Assigned Leases, and, (ii) the Lease Bailee shall hold such original Assigned Leases, as bailee for Lender, (iii) the Lease Bailee shall permit Lender to inspect such Assigned Leases or the Lease Bailee shall verify its possession thereof to Lender, (iv) the Lease Bailee shall not release such Assigned Leases without Lender's written consent, (v) the Lease Bailee shall verify to Lender the Lessee's name and the Lease number of each such Lease, and (v) the Lease Bailee shall confirm that each such Assigned Lease is executed by all parties thereto (without authenticating the signatures), including Borrower, the Lessee, the vendor to Borrower of the leased Inventory and any guarantors;

            (g) the Lease Bailee shall have confirmed in writing to Lender that the Eligible Leases included in the first Borrowing Base Lease Pool and the Additional Collateral Leases are in the possession of the Lease Bailee, the Lease numbers and names of the Lessees with respect thereto, and the execution thereof as provided in and pursuant to the Lease Bailment Agreement;

            (h) Lender shall have received, in form and substance satisfactory to Lender, a guarantee by Guarantor of payment and performance of the Obligations of Borrower;

            (i) Lender shall have received, in form and substance satisfactory to Lender, a Deposit Account Control Agreement with the Collecting Bank;

            (j) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower with respect to the Financing Agreements and such other matters as Lender may request;

            (k) Lender shall have received, in form and substance satisfactory to Lender, (i) evidence that Guarantor has, prior to the execution of this Agreement, refinanced its existing working capital facility with a financial institution other than Bank One and otherwise acceptable to Lender (the "New Hypercom Lender") on terms and conditions acceptable to Lender, and its counsel, such terms and conditions shall include, among others, the following: (A) Guarantor shall be permitted to make loans and advances to Borrower without restrictions (including without limitation, the right of Guarantor to defer payment of any such loans and advances beyond the termination date of the Credit Facility), and (B) the specific allowance by the New Hypercom Lender of Guarantor's guarantee of Borrower's obligations under the Financing Agreements and (ii) true and complete copies of all of the agreements related to the new credit facility;

            (l) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender;

            (m) Lender shall have received, true and correct copies of all agreements between Borrower and its Existing Lenders, which agreements shall be in form and substance satisfactory to it, and which agreements shall not provide for a lien on the Collateral and shall not include any terms and conditions which in any manner adversely affect Lender or any rights of Lender as determined in good faith by Lender with respect to the Collateral or Borrower;

            (n) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

            (o) Lender shall have received evidence in form and substance satisfactory to Lender that Borrower's guaranty of the obligations of Guarantor to Foothill Capital Corporation under the Foothill Agreements and otherwise and related security interests in the property of Borrower, shall have been released;

            (p) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Loans available to Borrower, the results of which each case shall be satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;

            (q) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by owners and lessors of leased premises of Borrower and by warehouses at which Collateral is located;

            (r) The accounts payable of Borrower shall be at a level and in a condition acceptable to Lender;

            (s) Lender shall have received, in form and substance satisfactory to Lender, a subordination agreement, between Guarantor and Lender, as acknowledged and agreed to by Borrower, duly authorized, executed and delivered by Guarantor, providing for among other things, that all amounts at any time owing by Borrower to Guarantor are unsecured and subordinate in right of payment to the indefeasible payment in full of all obligations (contingent or otherwise) of Borrower to Lender and related matters, and that Borrower will not make and Guarantor will not accept any payment of such amounts without the prior written consent of Lender. At closing, the amount owed by Borrower to Guarantor shall be at least equal to $20,000,000;

            (t) Lender shall have received, in form and substance satisfactory to it, any intercreditor agreements or other agreements between third parties and it, which Lender may deem necessary or desirable, as acknowledged and agreed to by Borrower, duly authorized, executed and delivered by such third parties and Borrower, providing for such parties' relative rights and priorities with respect to the assets and properties of Borrower and related matters;

            (u) Lender shall have received confirmation satisfactory to Lender that Borrower's lending relationship with existing and prior lenders was satisfactory;

            (v) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan and after giving effect thereto; and

            (w) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan and after giving effect thereto.

      4.2 Conditions Precedent to All Loans. Each of the following is an additional condition precedent to Lender making each Loan hereunder to Borrower after the first Loan hereunder:

            (a) Lender shall have received Assignments of the Eligible Borrowing Base Leases included in each Borrowing Base Lease Pool concurrently with or prior to the Loan being made with respect thereto pursuant to Section 2(a) hereof;

            (b) Lender shall have received Additional Collateral Leases having aggregate unpaid Lease Receivables equal to the greater of (i) twenty-five (25%) percent of the amount of the Loan requested or (ii) (A) $500,000 until such time as the aggregate unpaid Lease Receivables with respect to all outstanding Additional Collateral Leases is equal to $2,500,000, to the extent that the Maximum Credit is equal to $10,000,000 or (B) $500,000 until such time as the aggregate unpaid Lease Receivables with respect to all outstanding Additional Collateral Leases is equal to $5,000,000, to the extent that the Maximum Credit is equal to $20,000,000;

            (c) Lender shall have received UCC-3 Amendments or Terminations, in the form set forth in Schedule 4.2 hereto, with respect to the Collateral amending the original UCC-1 financing statements filed in only the offices of the Arizona Secretary of State, executed by Borrower, as debtor, and containing a description of the Eligible Borrowing Base Leases included in each Borrowing Base Lease Pool concurrently with or prior to the Loan being made with respect thereto pursuant to Section 2.1(a) hereof;

            (d) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgements and other agreements from third persons (other than Lessees) which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements;

            (e) the Lease Bailment Agreement shall be in full force and effect and shall not have been terminated by the Lease Bailee or Borrower;

            (f) the Lease Bailee shall have confirmed in writing to Lender before any Loan is made by Lender with respect to the Eligible Leases included in any Borrowing Base Lease Pool that such Eligible Leases are in the possession of the Lease Bailee, the Lease numbers and names of the Lessees with respect thereto, and the execution thereof as provided in and pursuant to the Lease Bailment Agreement;

            (g) either (i) the Deposit Account Control Agreement with the Collecting Bank is in full force and effect and shall not have been terminated or (ii) any other blocked account or lockbox agreement, in form and substance satisfactory to Lender and substantially similar to the agreement with Collecting Bank, with any other bank acceptable to Lender shall be in full force and effect;

            (h) no material adverse change shall have occurred in the assets, business or prospects of Borrower since the date of Lender's latest field examination and no change or event shall have occurred which would impair (i) the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral or (ii) the perfection or priority of Congress' security interest in the Collateral;

            (i) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan and after giving effect thereto; and

            (j) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan and after giving effect thereto.


SECTION 5. GRANT OF SECURITY INTEREST

      5.1 Collateral. To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender, collectively, the "Collateral"):

            (a) all present and future Leases, chattel paper, documents and instruments now and hereafter assigned to Lender or in which Lender has been granted a security interest by Borrower and identified in each Assignment;

            (b) all present and future rental, lease and other payments and charges owed to Borrower under Assigned Leases;

            (c) Inventory leased by Borrower to Lessees under Assigned Leases;

            (d) guaranties by third parties of Assigned Leases;

            (e) Records;

            (f) Receivables;

            (g) all other present and future general intangibles (including Intellectual Property and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts), letters of credit, bankers' acceptances and guaranties arising out of, in respect of or relating to any Assigned Leases;

            (h) all present and future monies, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including
(i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors arising out of, in respect of or relating to any Assigned Leases;

            (j) all commercial tort claims arising in connection with or out of the Assigned Leases, including, without limitation, those identified in the Information Certificate;

            (i) Equipment leased by Borrower to Lessees under Assigned Leases;
and

            (k) all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

      5.2 Additional Collateral Leases. (a) Once the aggregate outstanding balance of Lease Receivables in respect of Additional Collateral Leases equals or exceeds $2,500,000 (to the extent that the Maximum Credit is equal to $10,000,000) or $5,000,000 (to the extent that the Maximum Credit is equal to $20,000,000), then the aggregate outstanding balance of Lease Receivables may decrease from time to time, provided, that, if either (i) any Additional Collateral Lease becomes an Ineligible Assigned Lease or (ii) the aggregate outstanding balance of Lease Receivables in respect of Additional Collateral Leases at any time is less than $2,000,000 (to the extent that the Maximum Credit is equal to $10,000,000) or $4,000,000 (to the extent that the Maximum Credit is equal to $20,000,000) (the "Minimum Additional Collateral Lease Value"), within five (5) days after written notice thereof by Lender to Borrower, Borrower shall assign Eligible Additional Collateral Leases to Lender, not previously assigned by Borrower to Lender, (individually and collectively, "Replacement Additional Collateral Leases"), as to which the remaining aggregate amount of unpaid Eligible Lease Receivables owed thereunder is not less than the aggregate amount of unpaid Lease Receivables under such Ineligible Assigned Leases and/or assign to Lender Additional Collateral Leases such that the Minimum Additional Collateral Lease Value is maintained, as the case may be. At the request of Borrower, if no

Event of Default or condition or event which with notice or the passage of time or both would constitute an Event of Default then exists, after compliance by Borrower with either requirement of the immediately preceding sentence, Lender will assign such Ineligible Assigned Leases to Borrower without representations, warranties or recourse other than a representation that Lender has not created any lien, security interest or encumbrance thereon (individually and collectively, "Reassigned Additional Collateral Leases") pursuant to an Assignment substantially in the form of Exhibit B hereto.

      5.3 Reassigned Additional Collateral Leases. Unless an Event of Default or condition or event which, with notice or the passage of time or both, would constitute an Event of Default then exists, at Borrower's expense, at the request of Borrower, Lender shall (a) deliver to Borrower executed UCC-3
Partial Releases with respect to the Collateral relating to such Reassigned Additional Collateral Leases which refer to the UCC-1 financing statements relating to such Reassigned Additional Collateral Leases naming Borrower, as debtor, and Lender, as secured party, filed with respect thereto in the offices of the Arizona Secretary of State as Borrower shall designate, and (b) direct the Lease Bailee to deliver the original executed copies of such Reassigned Additional Collateral Leases pursuant to the instructions of Borrower.

      5.4 Perfection of Security Interests.

            (a) Borrower irrevocably and unconditionally authorizes Lender (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Lender or its designee as the secured party and Borrower as debtor, as Lender may require, and including any other information with respect to Borrower or otherwise required by part 5 of Article 9 of the UCC of such jurisdiction as Lender may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Borrower hereby ratifies and approves all financing statements naming Lender or its designee as secured party and Borrower as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Lender prior to the date hereof and ratifies and confirms the authorization of Lender to file such financing statements (and amendments, if any). Borrower hereby authorizes Lender to adopt on behalf of Borrower any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Lender or its designee as the secured party and Borrower as debtor includes assets and properties of Borrower that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by Borrower to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall Borrower at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Lender or its designee as secured party and Borrower as debtor.

            (b) As of the date hereof, Borrower does not have any duplicate originals of any chattel paper (whether tangible or electronic) or instruments related to the Assigned Leases. In the event that

Borrower shall be entitled to or shall receive any chattel paper or instrument after the date hereof related to the Assigned Leases, Borrower shall promptly notify Lender thereof in writing. Promptly upon the receipt thereof by or on behalf of Borrower (including by any agent or representative) and except as set forth in the Lease Bailment Agreement, Borrower shall deliver, or cause to be delivered to Lender, all tangible chattel paper and instruments related to the Assigned Leases that Borrower may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify, in each case except as Lender may otherwise agree. From and after the occurrence of an Event of Default or any act, condition or event which with notice or passage of time would constitute an Event of Default, at Lender's option, Borrower shall, or Lender may on behalf of Borrower, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Lender with the following legend referring to chattel paper or instruments as applicable: "This [chattel paper][instrument] is subject to the security interest of Congress Financial Corporation and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

            (c) In the event that Borrower shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) related to the Assigned Leases, Borrower shall promptly notify Lender thereof in writing. Promptly upon Lender's request, Borrower shall take, or cause to be taken, such actions as Lender may reasonably request to give Lender control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

            (d) Borrower does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate. Borrower shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account into which Collateral shall be deposited unless each of the following conditions is satisfied: (i) Lender shall have received not less than five (5) Business Days prior written notice of the intention of Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom Borrower is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Lender, and (iii) on or before the opening of such deposit account, Borrower shall as Lender may specify either (A) deliver to Lender a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by Borrower and the bank at which such deposit account is opened and maintained or (B) arrange for Lender to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Lender. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's salaried employees.

                  (e) Borrower shall take any other actions reasonably requested by Lender from time to time to cause the attachment, perfection and first priority of, and the ability of Lender to enforce, the security interest of Lender in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Borrower's signature thereon is required therefor, (ii) causing Lender's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

                  (f) Borrower has no commercial tort claims as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower shall at any time after the date hereof have any commercial tort claims in respect of relating to the Assigned Leases, Borrower shall promptly notify Lender thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by Borrower to Lender of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by Borrower to Lender shall be deemed to constitute such grant to Lender. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Lender provided in Section 5.4(a) hereof or otherwise arising by the execution by Borrower of this Agreement or any of the other Financing Agreements, Lender is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Lender or its designee as secured party and Borrower as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, Borrower shall promptly upon Lender's request, execute and deliver, or cause to be executed and delivered, to Lender such other agreements, documents and instruments as Lender may reasonably require in connection with such commercial tort claim.


SECTION 6. COLLECTION AND ADMINISTRATION

         6.1 Borrower's Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

         6.2 Statements. Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

         6.3 Collection of Lease Receivables and Other Collateral.

                  (a) (i) Borrower shall, on each Collection Date, which shall occur not less than once each month, at Borrower's expense, initiate an automated clearinghouse debit transaction through the Collecting Bank against the designated bank account of the Lessee obligated on each Borrowing Base Lease, and, after an Event of Default, the Additional Collateral Leases, for the monthly lease payment(s) then due thereunder. Borrower shall deposit or cause to be deposited all proceeds of such automated clearinghouse debits (including, without limitation, rentals, insurance and loss and damage waiver payments, sales, use and similar tax payments and other charges owed by such Lessee) received by Collecting Bank from such Lessee's bank account to the Collection Account as provided in Section 6.3(a)(ii) below. Until occurrence of an Event of Default, Borrower may receive and retain all collections on the Additional Collateral Leases.

                           (ii) Unless Lender otherwise agrees, Borrower shall
establish and maintain, at its expense, a blocked account or lockbox and related blocked account (in either case, a "Collection Account"), as Lender may specify, either with the Collecting Bank or with such other banks as are acceptable to Lender into which Borrower shall either cause the Collecting Bank to deposit all amounts received by the Collecting Bank from such automated clearinghouse debits against the bank accounts of the Lessees or shall itself deposit or cause to be deposited in the Collection Account all payments of Lease Receivables received by Borrower and owed on Borrowing Base Leases and, after an Event of Default, on Additional Collateral Leases and all payments constituting proceeds of other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The bank at which the Collection Account is established shall enter into a Deposit Account Control Agreement with Lender. The Collecting Bank or such other depository bank where the Collection Account is maintained shall wire, or otherwise transfer, immediately available funds, on the 2nd and 16th calendar days of each calendar month (or if such days are not Business Days, then the Business Day immediately succeeding such day) ninety-five (95%) percent of all funds then received or deposited into the Collection Account to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrower agrees that all payments made to such Collection Account or other funds received and collected by Lender, whether on the Lease Receivables or as proceeds of other Collateral or otherwise shall be the property of Lender.

                  (b) For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Payment Account, if such payments and notice thereof are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit Borrower's loan account on such day, and if not, then on the next Business Day.

                  (c) For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day.

                  (d) Borrower and all of its Affiliates, Subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Lease Receivables owed on Borrowing Base Leases and, after an Event of Default, on Additional Collateral Leases or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Collection Account, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Collection Account is established or any other bank or person involved in the transfer of funds to or from the Collection Account. The obligation of Borrower to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

         6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender shall apply payments received or collected from Borrower or for the account of Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly by Lender to the loan account(s) of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         6.5 Authorization to Make Loans. Lender is authorized to make the Loans based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans hereunder shall specify the date on which the requested advance is to be made, subject to satisfaction of the conditions precedent set forth in Section
4.2 hereof (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. New York time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

         6.6 Use of Proceeds. Borrower shall use the proceeds of all loans provided by Lender to Borrower pursuant to the provisions hereof only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.


SECTION 7. COLLATERAL REPORTING AND COVENANTS

         7.1 Collateral Reporting. Borrower shall provide Lender with the following documents in a form satisfactory to Lender: (a) (i) on or before the 2nd and 16th calendar days of each calendar month (or if such days are not Business Days, then the Business Day immediately succeeding such day), a summary report in writing, substantially in the form set forth in Schedule 7.1(a)(i) hereof, setting forth cumulatively for both the Borrowing Base Leases and Additional Collateral Leases (A) the aggregate outstanding amount of Lease Receivables owed thereunder, (B) the total number of Leases included therein, and (C) a schedule of the aggregate amount of sales, use and similar taxes in connection with the Assigned Leases deposited by Borrower in the Collection Account on the 1st and 15th days of such calendar month, as applicable (the "ACH Charges Schedule"), (ii) on or before the 3rd and 17th calendar days of each calendar month (or if such days are not Business Days, then the Business Day immediately succeeding such day), a summary report in writing, substantially in the form set forth in Schedule 7.1(a)(ii) hereof, setting forth cumulatively for both the Borrowing Base Leases and Additional Collateral Leases (A) the aggregate outstanding amount of Lease Receivables owed thereunder, (B) the total number of Leases included therein, and (C) a reconciliation schedule setting forth the amount of loss and damage waiver fees, sales, use and similar taxes and other charges in connection with the Assigned Leases actually collected by Borrower and deposited in the Collection

Account for the preceding two week period, after settlement of all returned checks and rejected ACHs in accordance with Section 6 of the Deposit Account Control Agreement, and (iii) a separate schedule, each substantially in the form set forth in Schedule 7.1(a)(iii) hereof, delivered in an electronic media format acceptable to Lender, of all Borrowing Base Leases and Additional Collateral Leases setting forth separately for each such Assigned Lease the name and address of the Lessee obligated thereon, the lease number thereof, the outstanding amount of Lease Receivables owed thereunder, and the agings thereof by month (the foregoing summary reports and schedules being collectively referred to herein as the "Bi-Weekly Servicer Report"); and (b) such other reports as to the Collateral as Lender shall reasonably request from time to time. If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, data processing service or other agent, Borrower hereby irrevocably authorizes each such service or other agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2 Assigned Lease Covenants.

                  (a) Borrower shall notify Lender promptly of any event or circumstance which, to Borrower's knowledge would adversely affect in any material respect the collectibility or value of any material portion of the Borrowing Base Leases or the Additional Collateral Leases. Borrower shall not reduce or waive the monthly payment due on any of the Assigned Leases, without Lender's prior written consent. So long as no Event of Default exists or has occurred and is continuing, Borrower may settle, adjust or compromise any claim, offset, counterclaim or dispute with any. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Lessees or grant any credits, discounts or allowances.

                  (b) With respect to each Assigned Lease: (i) the amounts shown on any Assignment delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Lessee except in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv) at the time of the assignment thereof to Lender there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable local, State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

                  (c) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Lease assigned to

Lender or other Collateral, by mail, telephone, facsimile transmission or otherwise in accordance with Lender's customary practices.

                  (d) Borrower shall deliver to the Lease Bailee, without endorsement and assignment language thereon, the original signed copies of all Assigned Leases, except as Lender may otherwise agree in writing. Borrower shall not retain possession of any copies of any Assigned Leases except for carbon copies or photocopies thereof.

                  (e) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all Lessees of Assigned Leases that the Lease with such Lessee has been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all Lessees to make payments thereunder directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all lease payments thereunder and thereby discharge or release the Lessee or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Lease Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests.

                  (f) Borrower shall not transfer, pledge, assign as security, sell or otherwise dispose of any right, title or interest in any Leases to a third party if the Lessee under any of such Leases is a Lessee under any Assigned Leases.

         7.3 Inventory Covenants. With respect to the Inventory upon which Lender has received a security interest: (a) Borrower shall not lease Inventory to any Lessee under an Assigned Lease on approval, or any other basis which entitles such Lessee to return or may obligate Borrower to accept such Inventory prior to the scheduled termination of such Lease and (b) Borrower shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

         7.4 Power of Attorney. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default or event, act or condition which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on delinquent Lease Receivables of Assigned Leases or other proceeds of other Collateral, (ii) enforce payment of Lease Receivables of Assigned Leases by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Lease Receivables of Leases assigned to Lender or other Collateral, (iv) sell or assign any Assigned Leases or any Lease Receivables of Assigned Leases upon such terms, for such amount and at such time or times as the Lender deems advisable, and subject to the terms set forth in Section 10.2(b)(vi) hereof, (v) settle, adjust, compromise, extend or renew any Assigned Leases or Lease Receivables owed under Assigned Leases, (vi) discharge and release any Lease Receivables owed under Assigned Leases, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against a Lessee, (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower, (ix) do all acts and things which are necessary, in Lender's good faith determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) (i) take control in any manner of any item of payment or proceeds thereof relating to the Collateral, (ii) have access to any lockbox or postal box into which Borrower's mail relating to the Collateral is deposited, (iii) endorse Borrower's name upon any items of payment or proceeds relating to the Collateral and deposit the same in the Lender's account for application to the Obligations,
(iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement received by Lender relating to any Assigned Lease or any goods pertaining thereto or any other Collateral, (v) sign Borrower's name on any verification of Assigned Leases and notices thereof to Lessees and (c) to execute in Borrower's name and file any UCC financing statements or amendments thereto relating to the Collateral. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.5 Right to Cure. Lender may, at its option, (a) cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in the exercise of Lender's good faith judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.6 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after reasonable notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including, without limitation, the Records, and (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Lease Receivables of Assigned Leases and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans by Lender to
Borrower:

         8.1 Corporate Existence, Power and Authority; Subsidiaries. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are (a) all within Borrower's corporate powers, (b) have been duly authorized,
(c) are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant any lien, security interest, charge or other encumbrance upon any property of Borrower. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Except as set forth on the Information Certificate, Borrower does not have any Subsidiaries other than bankruptcy remote Subsidiaries formed or to be formed in connection with a Securitization.

         8.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

                  (a) The exact legal name of Borrower is as set forth on the signature page of this Agreement and in the Information Certificate. Borrower has not, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

                  (b) Borrower is an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of Borrower or accurately states that Borrower has none and accurately sets forth the federal employer identification number of Borrower.

                  (c) The chief executive office and mailing address of Borrower and Borrower's Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the right of

Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof.

         8.3 Financial Statements; No Material Adverse Change. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

         8.4 Chief Executive Office; Collateral Locations. The chief executive office of Borrower and Borrower's Records are located only at the address set forth on the signature page below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators.

         8.5 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.5 hereto and the other liens permitted under Section 9.8 hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on
Schedule 8.5 hereto or permitted under Section 9.8 hereof.

         8.6 Tax Returns. Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid
(a) all taxes due and payable or claimed to be due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books, and (b) all sales, use and similar taxes due and payable with respect to Assigned Leases. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed. Borrower has collected and remitted when due to the appropriate tax authority all sales and/or use taxes applicable to its business required to be collected under the laws of the United States and each possession or territory thereof, and each State or political subdivision thereof, including any State in which Borrower owns any Inventory or owns or leases any other property.

         8.7 Litigation. Except as set forth on the Information Certificate, there is no present investigation by any Governmental Authority pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower would result in any material adverse change in the assets, business or prospects of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

         8.8 Compliance with Other Agreements and Applicable Laws. Borrower is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound where such default or violation would have a material adverse effect on the Collateral or the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements, and Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local Governmental Authority.

         8.9 Assigned Leases. Each of the Assigned Leases (a) has been assigned by Borrower to Lender either hereunder or in a separate Assignment and are, together with Inventory leased thereunder, subject to the first priority, valid and perfected security interest of Lender and such Assignment does not conflict with or constitute a breach of any agreement of Borrower with any other Person;
(b) is valid, binding and enforceable upon Borrower and the Lessee thereunder in accordance with its terms and represents valid obligations thereunder of such Lessee; (c) is in full force and effect and, together with the Inventory leased thereunder, is owned by Borrower free and clear of any liens or security interests except in favor of Lender; (d) at the time of the Assignment to Lender, is not in default; (e) has been executed by the Lessee obligated on such Lease or, if any, the assignee thereof to Borrower, which execution has been confirmed by Borrower and the Lease Receivables owed thereunder are payable monthly (in equal monthly installments) and are unconditionally owed by the Lessee thereunder to Borrower; (f) is with a Lessee obligated on such Lease whose credit worthiness has been reviewed and approved by Borrower in accordance with its customary business practices; (g) is described either in Schedule 5.1(a), Schedule 5.1(b) or in the Schedule to each separate Assignment now or hereafter executed and delivered by Borrower to Lender and the information set forth therein is true and correct; (h) contains an irrevocable consent by the Lessee to Borrower for the initiation of an automatic monthly automated clearinghouse debit from such Lessee's bank account for each monthly payment owed by such Lessee to Borrower under such Lease (including the rent, the insurance waiver, the applicable sales tax and any late charges); (i) the only original executed copy of each such Lease has been delivered by Borrower to the Lease Bailee pursuant to the Lease Bailment Agreement and is at all times in the possession of the Lease Bailee pursuant to the Lease Bailment Agreement and Borrower has no other original executed copy thereof in its possession; (j) is described on a schedule to a UCC-1 financing statement or UCC-3 amendment executed by Borrower, as debtor, and delivered to Lender; (k) is not with a Lessee whose chief executive office is located outside the United

States of America; (l) involves a lease of Inventory consisting of only point of service credit card terminals and equipment ancillary to such terminals but not virtual equipment software; (m) is for a fixed term not in excess of forty-eight
(48) months, except that, up to five (5%) percent of the Assigned Leases in any Borrowing Lease Pool may be for fixed terms not in excess of sixty (60) months,
(n) the lease factor rate for each lessee is acceptable to Lender, (o) the lessee is not an employee or affiliate of Borrower, (p) if such Assigned Lease is a Borrowing Base Lease, has been executed by Borrower and such Lessee after July 1, 2001, and (q) shall not be with a Lessee in respect of which, Borrower has entered into other Leases, which other Leases have been transferred, pledged, assigned as security, sold or otherwise disposed of to a third party pursuant to a Securitization, Approved Financing Transaction or otherwise.

         8.10 Employee Benefits.

                  (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of Borrower's knowledge, nothing has occurred which would cause the loss of such qualification. Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or to the best of Borrower's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the
Code) are not less than such Plan's liabilities under Section 4001(a)(16) of ERISA; (iii) Borrower and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) Borrower and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) Borrower and its ERISA Affiliates have not engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         8.11 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Schedule 8.11 hereto, subject to the right of Borrower to establish new accounts in accordance with Section 9.13 below.

         8.12 Intellectual Property. Borrower owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrower does not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in
Schedule 8.11 hereto and has not granted any licenses with respect thereto other than as set forth in Schedule 8.12 hereto. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of Borrower's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by Borrower infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting Borrower contesting its right to sell or use any such Intellectual Property. Schedule 8.12 sets forth all of the agreements or other arrangements of Borrower pursuant to which Borrower has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of Borrower as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by Borrower after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement"). No trademark, servicemark or other Intellectual Property at any time used by Borrower which is owned by another person, or owned by Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Lender, is affixed to any Eligible Inventory, except to the extent permitted under the term of the license agreements listed on Schedule 8.12 hereto.

         8.13 Capitalization.

                  (a) The issued and outstanding shares of Capital Stock of Borrower are directly and beneficially owned and held by the persons indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender.

                  (b) Borrower is solvent and will continue to be solvent after the creation of the Obligations, the security interests of Lender and the other transaction contemplated hereunder, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. The assets and properties of Borrower at a fair valuation and at their present salable value are, and will be, greater than the Indebtedness of Borrower, and including subordinated and contingent liabilities computed at the amount which, to the best of Borrower's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

         8.14 Labor Disputes.

                  (a) There are no collective bargaining or similar agreements between or applicable to Borrower and any union, labor organization or other bargaining agent in respect of the employees of Borrower on the date hereof.

                  (b) There is (i) no significant unfair labor practice complaint pending against Borrower or, to the best of Borrower's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against Borrower or, to best of Borrower's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Borrower or, to the best of Borrower's knowledge, threatened against Borrower.

         8.15 Corporate Name; Prior Transactions. Borrower has not, during the past five years, been known by or used by any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

         8.16 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of Borrower permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on Borrower or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between Borrower and any of its Subsidiaries or (ii) between any Subsidiaries of Borrower or (b) the ability of Borrower or any of its Subsidiaries to incur Indebtedness or grant security interests to Lender in the Collateral.

         8.17 Material Contracts. Schedule 8.17 hereto sets forth all Material Contracts to which Borrower is a party or is bound as of the date hereof. Borrower has delivered true, correct and complete copies of such Material Contracts to Lender on or before the date hereof. Borrower is not in breach of or in default under any Material Contract and has not received any notice of the intention of any other party thereto to terminate any Material Contract.

         8.18 Payable Practices. Borrower has not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

         8.19 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate, the Bi-Weekly Servicer Report, each Assignment and each Schedule annexed hereto and thereto is true and correct in all respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrower, which has not been fully and accurately disclosed to Lender in writing.

         8.20 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.


SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1 Maintenance of Existence.

                  (a) Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted.

                  (b) Borrower shall not change its name unless each of the following conditions is satisfied: (i) Lender shall have received not less than thirty (30) days prior written notice from Borrower of such proposed change in its corporate name, which notice shall accurately set forth the new name; and
(ii) Lender shall have received a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of Borrower as soon as it is available.

                  (c) Borrower shall not change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Lender shall have received not less than thirty (30) days' prior written notice from Borrower of such proposed change, which notice shall set forth such information with respect thereto as Lender may require and Lender shall have received such agreements as Lender may reasonably require in connection therewith. Borrower shall not change its type of organization, jurisdiction of organization or other legal structure.

         9.2 New Collateral Locations. Borrower may only open any new location within the continental United States provided Borrower (a) gives Lender thirty
(30) days prior written notice from Borrower of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem necessary or desirable to protect its interests in the Collateral at such location.

         9.3 Compliance with Laws, Regulations, Etc. Borrower shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

         9.4 Payment of Taxes and Claims. Borrower shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, including, without limitation, sales, use and similar taxes, relating to the Assigned Leases and the payments thereunder, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         9.5 Insurance. Borrower shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its Affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

         9.6 Financial Statements and Other Information.

                  (a) Borrower shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its Subsidiaries in accordance with GAAP. Borrower shall promptly furnish to Lender all such financial and other information as Lender shall reasonably request relating to the Collateral and the assets, business and operations of Borrower, and to notify the auditors and accountants of Borrower that Lender is authorized to obtain such information directly from them. Without limiting the foregoing, Borrower shall furnish or cause to be furnished to Lender, the following: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements of Borrower and its Subsidiaries (including balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Borrower, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit B hereto, and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements of Guarantor, Borrower and Borrower's Subsidiaries and audited consolidating financial statements of Guarantor (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Guarantor, Borrower and Borrower's Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrower and its Subsidiaries as of the end of and for the fiscal year then ended.

                  (b) Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise,
(ii) any Material Contract of Borrower being terminated or amended or any new Material Contract entered into (in which event Borrower shall provide Lender with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $250,000 shall have been entered against Borrower or any of its properties or assets, (iv) any notification of violation of laws or regulations received by Borrower, (v) any ERISA Event, and (vi) the occurrence of any Event of Default or act, condition or event which, with notice or the passage of time or giving of notice or both, would constitute an Event of Default.

                  (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Guarantor sends to its stockholders generally and copies of all reports and registration statements which Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

                  (d) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other Government Authority or to any participant or assignee or prospective participant or assignee.

Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

         9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly,

                  (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it; or

                  (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness related to Assigned Leases to any other Person or any of its assets to any other Person, except for (i) dispositions of Leases (other than Assigned Leases) in connection with a Securitization, (ii) non-recourse sales of Leases (other than Assigned Leases) to a third party which is not an Affiliate of the Borrower, (iii) assignments or transfers of Leases (other than Assigned Leases) in connection with an Approved Financing Transaction, (iv) sales of Inventory in the ordinary course of business, and (v) the issuance and sale by Borrower of Capital Stock of Borrower after the date hereof; provided, that, (A) Lender shall have received not less than ten (10) Business Days prior written notice of such issuance and sale by Borrower, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by Borrower from such sale, (B) Borrower shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of Borrower to request or receive Loans or the right of Borrower to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrower with Lender or are more restrictive or burdensome to Borrower than the terms of any Capital Stock in effect on the date hereof, and (D) as of the date of such issuance and sale and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred; or

                  (c) form any Subsidiaries other than bankruptcy remote Subsidiaries formed in connection with a Securitization;

                  (d) wind up, liquidate or dissolve; or

                  (e) agree to do any of the foregoing.

         9.8 Encumbrances. Borrower shall not, and shall permit any Subsidiary to, create, incur, assume, suffer or permit to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on the Collateral, except: (a) the security interests and liens of Lender; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's or such Subsidiary's business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books.

         9.9 Indebtedness. Borrower shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, suffer or permit to exist, any Indebtedness or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the performance, dividends or other obligations of any Person, except:

                  (a) the Obligations;

                  (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on real estate not to exceed $1,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be;

                  (c) guarantees by any Subsidiaries of Borrower of the Obligations in favor of Lender;

                  (d) Indebtedness of Borrower under interest swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements and similar contractual agreements entered into for the purpose of protecting a Person against fluctuations in interest rates; provided, that, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $250,000,000 and are not for speculative purposes and such Indebtedness shall be unsecured;

                  (e) unsecured Indebtedness of Borrower owing to Guarantor, provided, that, (i) such Indebtedness is subject and subordinate in right of payment to the right of Lender to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations, (ii) Borrower shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness, including, but not limited to, any prepayments or other non-mandatory payments, except as Lender may otherwise agree in writing, (iii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (iv) Borrower shall furnish to Lender all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf promptly after the receipt thereof, or sent by Borrower or on its behalf concurrently with the sending thereof, as the case may be; and

                  (f) Indebtedness owing to Persons other than Affiliates of Borrower in respect of other lease financing arrangements whereby Leases are included as collateral, provided that (i) such Indebtedness is incurred in connection with a Securitization, sale of Leases or an Approved Financing Transaction, and (ii) on the date of incurring such Indebtedness, (A) Lender shall have received not less than ten (10) Business Days' prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender, the amount of such Indebtedness and such other information with respect thereto as Lender may reasonably request,
(B) promptly upon Lender's request, Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly executed and delivered by the parties thereto, (C) no Event of Default or act, condition or event which with notice or passage of time would constitute an Event of Default shall exist or have occurred and be continuing; (D) such arrangements and agreements do not provide for a lien on any Collateral, and (E) if Lender requires, such new lender shall execute a Waiver, Disclaimer and Release Agreement (a form of which is annexed hereto as Exhibit D) in form and substance satisfactory to Lender.

         9.10 Loans, Investments, Guarantees, Etc. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make, or suffer or permit to exist, any loans or advance money or property to any person, or any investment in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries other than bankruptcy remote Subsidiaries formed in connection with a Securitization, or agree to do any of the foregoing, except:

                  (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

                  (b) investments in cash or Cash Equivalents;

                  (c) the existing equity investments of Borrower as of the date hereof in its Subsidiaries, provided, that, Borrower shall have no obligation to make any other investment in, or loans to, or other payments in respect of, any such Subsidiaries;

                  (d) stock or obligations issued to Borrower by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to Borrower in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Lender, upon Lender's request, together with such stock power, assignment or endorsement by Borrower as Lender may request;

                  (e) obligations or account debtors to Borrower arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to Borrower; provided, that, promptly upon the receipt of the original of any such promissory note by Borrower, such promissory note shall be endorsed to the order of Lender by Borrower and promptly delivered to Lender as so endorsed; and

                  (f) the loans and advances set forth on Schedule 9.10(f) hereto; provided, that, as to such loans and advances, (i) Borrower shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto and (ii) Borrower shall furnish to Lender all notices or demands in connection with such loans and advances either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

         9.11 Dividends and Redemptions. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

         9.12 Transactions with Affiliates. Borrower shall not, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Borrower, except (i) in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's-length transaction with an unaffiliated person or (ii) in an arms-length transaction with an Affiliate in connection with a Securitization, or (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or other Affiliate of Borrower except reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business.

         9.13 Additional Bank Accounts. Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Collection Accounts and the accounts set forth in Schedule 8.11 hereto, except: (a) new or additional Collection Accounts and other new or additional accounts which do not, and will not, contain any Collateral or proceeds thereof, and (b) as to any accounts used by Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

         9.14 Compliance with ERISA. Borrower shall and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) not allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation.

         9.15 End of Fiscal Years: Fiscal Quarters. Borrower shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on December 31 of each year and (b) fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

         9.16 Change in Business. Borrower shall not engage in any business other than the business of Borrower on the date hereof and any business reasonably related, ancillary or complimentary to the business in which Borrower is engaged on the date hereof.

         9.17 Limitation of Restrictions Affecting Subsidiaries. Borrower shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to Borrower or any Subsidiary of Borrower; (b) make loans or advances to Borrower or any Subsidiary of Borrower, (c) transfer any of its properties or assets to Borrower or any Subsidiary of Borrower; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or any of its Subsidiaries, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of Borrower or its Subsidiary, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of Borrower prior to the date on which such Subsidiary was acquired by Borrower and outstanding on such acquisition date, (vi) a Securitization, and (vii) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to

Lender than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

         9.18 Costs and Expenses. Borrower shall pay to Lender on demand all reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including UCC financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Collection Accounts, together with Lender's customary charges and fees with respect thereto; (c) costs and expenses of preserving and protecting the Collateral; (d) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (e) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $750 per person per day for Lender's examiners in the field and office; and (f) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

         9.19 Further Assurances. At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans until Lender has received such certificate and, in addition, Lender has determined in good faith that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

         9.20 Software License Agreement. Borrower shall not enter into any agreement with any Person with respect to software collection support services (each a "Software Provider") unless prior to or simultaneously with Borrower entering into such agreement, Lender shall have received a duly authorized and executed Software License Agreement by such Software Provider.

         9.21 Adjusted Tangible Net Worth. Borrower shall, at all times, maintain Adjusted Tangible Net Worth of not less than $26,000,000.

         9.22 Working Capital. Borrower shall, at all times, maintain Working Capital of not less than $4,750,000.


SECTION 10. EVENTS OF DEFAULT AND REMEDIES

         10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

                  (a) Borrower fails to pay when due any of the Obligations or fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements;

                  (b) any representation, warranty or statement of fact made by Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

                  (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

                  (d) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $250,000 in any one case or in excess of $500,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;

                  (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

                  (f) Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

                  (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

                  (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property; or

                  (i) any default by Borrower or any Obligor under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent Indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $250,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

                  (j) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of Borrower in an aggregate amount in excess of $50,000;

                  (k) any Change of Control;

                  (l) the indictment by any Governmental Authority, or as Lender may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of Borrower of which Borrower or Lender receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Lender, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral or (ii) any other property of Borrower which is necessary or material to the conduct of its business;

                  (m) there shall be a material adverse change in the business, assets or prospects of Borrower or any Obligor after the date hereof;

                  (n) any bank at which any deposit account of Borrower is maintained and into which proceeds from any of the Collateral is deposited shall fail to comply with any of the terms of any Deposit Account Control Agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of Borrower shall fail to comply with any of the terms of any Investment Property Control Agreement to which such person is a party;

                  (o) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Lender) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

                  (p) there shall be an event of default under a Securitization or Approved Financing Transaction;

                  (q) there shall be an event of default under any of the other Financing Agreements; or

                  (r) there shall be an event of default under any of the Foothill Agreements.

         10.2 Remedies.

                  (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

                  (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose,
(vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

                  (c) For the purpose of enabling Lender to exercise the rights and remedies hereunder, Borrower hereby grants to Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by Borrower, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

                  (d) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, enforce Borrower's rights against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Lender may at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors, secondary obligors and other obligors to make payment of Receivables directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Lender's request, hold the returned Inventory in trust for Lender, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Lender's instructions, and not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

                  (e) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

                  (f) To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), Borrower acknowledges and agrees that it is not commercially unreasonable for Agent and Lenders (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as Borrower for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties,
(xi) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Borrower would not be commercially unreasonable in Lender's exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

                  (g) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or reduce the lending formulas or amounts of Loans available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans to be made by Lender to Borrower.


SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

         11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

                  (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

                  (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York for the County of New York and the United States District Court for the Southern District of New York, whichever Lender may elect and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

                  (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

                  (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         11.2 Waiver of Notices. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations or the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

         11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender, and as to amendments signed by an authorized officer of the Borrower. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

         11.4 Waiver of Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 Indemnification. Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel (each an "Indemnified Party"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel. Borrower will not, however, be responsible to any Indemnified Party hereunder for any claim to the extent that a court having jurisdiction shall have determined by a final non-appealable judgment that any such claim shall have arisen out of or resulted from actions taken or omitted to be taken by such Indemnified Party which constitute gross negligence or willful misconduct of such Indemnified Party.To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.


SECTION 12. TERM OF AGREEMENT; MISCELLANEOUS

         12.1 Term.

                  (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrower may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; and in addition, Borrower may, at any time, upon ten (10) Business Days' prior written notice to Lender, terminate this Agreement; provided, that, in each case, this Agreement and all other Financing Agreements must be terminated simultaneously. Lender may terminate this Agreement at any time upon and after the occurrence of an Event of Default. Upon the effective date of termination or non-renewal of this Agreement, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York time.

                  (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, Borrower waives any rights which it may have under the UCC to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement is terminated in accordance with its terms and all Obligations paid in immediately available funds.

                  (c) If for any reason this Agreement is terminated prior to the end of the then current term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:


                         Amount                             Period
                         ------                             ------
               (i) 1 1/2% of Maximum Credit    From August 28, 2001 to and
                                               including August 28, 2002;

              (ii) 1% of Maximum Credit        From August 29, 2002  to and
                                               including August 28, 2003;

             (iii) 1/2% of Maximum Credit      From August 29, 2003 to and
                                               including August 27, 2004 or if
                                               the term of this Agreement is
                                               extended, at any time prior to
                                               the end of the then current term.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

                  (d) Notwithstanding anything to the contrary contained in
Section 12.1(c) above, in the event of the termination of this Agreement at the request of Borrower prior to the end of the term of this Agreement and the full and final repayment of all Obligations and the receipt by Lender of cash collateral all as provided in Section 12.1(a) above, Borrower shall not be required to pay to Lender an early termination fee if each of the following conditions is satisfied as determined by Lender: (i) Lender shall have received not less than sixty (60) days prior written notice of the intention of Borrower to so terminate this Agreement, (ii) within sixty (60) days of receipt of such notification, the Agreement shall be terminated and Lender shall have received full and final repayment of all of the Obligations and the cash collateral as provided in Section 12.1(a) above with the initial proceeds of a secured revolving credit facility provided by First Union National Bank to Borrower, on terms and conditions substantially similar to those contained in this Agreement and the other Financing Agreements, and provided, that the term of such facility shall be for at least the greater of (A) the remaining term of the Loan Agreement or (B) one year; and (iii) no Event of Default or act, condition which with notice, lapse of time or both would constitute an Event of Default shall exist or have occurred.

                  (e) In the event that there are no Loans outstanding for a period of ninety (90) consecutive days following Borrower's exercise of its rights to prepay Loans in accordance with Section 2(d) hereof, then on the ninety-first (91st) day following such prepayment, this Agreement shall be deemed automatically terminated by Borrower, without any further notice by Borrower and the early termination fee set forth in Section 12.1(c) hereof shall be immediately due and payable.

         12.2 Interpretative Provisions.

                  (a) All terms used herein which are defined in Article 1 or
Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

                  (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

                  (c) All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

                  (d) All references to the term "good faith" used herein when applicable to Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrower shall have the burden of proving any lack of good faith on the part of Lender alleged by Borrower at any time.

                  (e) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (f) The word "including" when used in this Agreement shall mean "including, without limitation".

                  (g) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender.

                  (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrower most recently received by Lender prior to the date hereof.

                  (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

                  (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

                  (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Lender merely because of Lender's involvement in their preparation.

         12.3 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrower at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

         12.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         12.5 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

         12.6 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

         12.7 Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.

LENDER                                       BORROWER

CONGRESS FINANCIAL CORPORATION               GOLDEN EAGLE LEASING, INC.

By: /s/ Virginia J. Pulverenti               By: /s/ Jonathon E. Killmer
   _____________________________                _____________________________

Title: First Vice President                  Title: President
      __________________________                   __________________________
Address:                                     Chief Executive Office:

1133 Avenue of the Americas                  90 Grove Street
New York, New York 10036                     Ridgefield, Connecticut 06877